Exhibit 99.1

GreenHunter Energy Provides Update on Status of Quarterly

Report on Form 10-Q for the Three Months Ended March 31, 2013

GRAPEVINE, TEXAS, MAY 21, 2013—GreenHunter Energy, Inc. (NYSE MKT: GRH and GRH.PRC), (the “Company”) announced today that, due to the reasons previously disclosed in its SEC filings and as further described below, the filing of the Company’s Quarterly Report on Form 10-Q for three months ended March 31, 2013 will be delayed beyond the extended due date of May 20, 2013; however, the Company expects to issue its Quarterly Report on Form 10-Q for the three months ended March 31, 2013 within the next twenty (20) days or by June 10, 2013.

On December 31, 2012, the Company acquired two privately held oilfield water service and construction companies that provide services to oil and natural gas producers in the Eagle Ford Shale. The two acquired entities had previously been providing services to operators active in the Eagle Ford Shale play. The Company has been diligently working to consolidate the financial statements from these two private companies into the Company’s financial statements in accordance with GAAP but needs additional time to complete the consolidation. The Company expects to complete this exercise and issue its Quarterly Report on Form 10-Q for the three months ended March 31, 2013, within the next twenty (20) days or by June 10, 2013.

The Company is providing today the following unaudited and unreviewed financial and operating data using an estimated range for the three months ended March 31, 2013:

The numbers include, in both cases, an impairment of Rhodes well of $2,276,000 and impairment of Goodwill of $2,974,000.

	Three months ended March 31, 2013
	Range
	From	To
Revenue	$7,080,367.00	$8,080,367.00
Cash	$1,156,914.00	$1,406,914.00
Total Assets*	$49,954,844.00	$50,954,844.00
Total Liabilities*	$32,530,415.00	$31,530,415.00
Stockholder Equity*	$17,424,430.00	$19,424,430.00
Net Loss to Common Stockholders	$-11,366,804.00	$-9,366,804.00
Net Loss per Share, Basic and Diluted	$-0.34	$-0.28

*	This estimate includes loss to property and equipment which occurred in a lightning strike on a property located in Oklahoma in April 2013. The Company has not yet received anticipated proceeds from insurance due to this loss. It also includes potential impairment of goodwill on the two acquisitions completed in the Eagle Ford Shale play on December 31, 2012.

Forward-Looking Statements

Any statements in this press release about future expectations and prospects for GreenHunter Energy and its business and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the substantial capital expenditures required to fund its operations, the ability of the Company to implement its business plan, government regulation and competition. GreenHunter Energy undertakes no obligation to update these forward-looking statements in the future.

About GreenHunter Energy, Inc.

GreenHunter Energy, Inc. is a diversified renewable energy company predominately focused on water resource management in the unconventional oil and natural gas shale resource plays. Through its wholly owned subsidiary, GreenHunter Water, LLC, the Company provides Total Water Management Solutions™ in the oilfield. In addition to licensing of and joint ventures with manufacturers of mobile water treatment systems (Frac-CycleTM), GreenHunter Water is expanding capacity of salt water disposal facilities, next-generation modular above-ground storage tanks (MAG Tank™), advanced hauling and fresh water logistics services—including 21st Century tracking technologies (RAMCATTM) that allow Shale producers to optimize the efficiency of their water resource management and planning while complying with emerging regulations and reducing cost.

Additional information about GreenHunter Water may be found at www.GreenHunterWater.com

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For Further Information Contact:

GreenHunter Energy, Inc.

Jonathan D. Hoopes

President & COO

1048 Texan Trail

Grapevine, TX 76051

Tel: (972) 410-1044

jhoopes@greenhunterenergy.com